_________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 12, 2004

          GS Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	333-100818 (Commission File Number)	13-6357101 (I.R.S. Employer Identification No.)

85 Broad Street New York, New York (Address of Principal Executive Offices)	10004 (Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000
None
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On December 2, 2002, a registration statement on Form S-3 (Registration File No. 333-100818) (the “Registration Statement”) for GS Mortgage Securities Corp. (the “Company”) was declared effective.  Filed concurrently herewith under Form SE as Exhibit 99.1 are certain Collateral Term Sheets, (as defined in the no-action letter issued by the staff of the Securities and Exchange Commission (the “Commission”) on February 17, 1995, to the Public Securities Association) furnished to the Company by Goldman, Sachs & Co. (the “Underwriter”) in respect of the Company’s proposed offering of certain Mortgage-Backed Certificates, Fremont Series 2004-A (such certificates, the “Offered Certificates”).

The Offered Certificates will be offered pursuant to a Prospectus and related Prospectus Supplement (together, the “Prospectus”), which will be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”).  The Offered Certificates will be registered pursuant to the Act under the Registration Statement.  The Company hereby incorporates the attached Collateral Term Sheets by reference to the Registration Statement.

The Collateral Term Sheets were prepared solely by the Underwriter and the Company did not prepare or participate (other than providing the background information concerning the underlying pool of assets upon which the Collateral Term Sheets are based to the Underwriter) in the preparation of the Collateral Term Sheets.

Any statements or information contained in the Collateral Term Sheets shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Collateral Term Sheets (P)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS MORTGAGE SECURITIES CORP.

By:  /s/ Howard Altarescu

      Name: Howard Altarescu

      Title:   Vice President

Dated:  February 12, 2004

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Collateral Term Sheets

Exhibit 99.1     Collateral Term Sheets  (P)

[To be filed on Form SE]